Execution Copy

AMENDMENT TO PURCHASE AND SALE AGREEMENT –

968 ALBANY SHAKER ROAD, LATHAM, NEW YORK

            WHEREAS, Plug Power Inc. (“Seller/Lessee”) and 968 Albany Shaker Road Associates, LLC (“Purchaser/Lessor”) entered into a Purchase and Sale Agreement dated January 24, 2013 whereby Seller would sell and Purchaser would purchase the property, improvements and other rights in the premises known as 968 Albany Shaker Road, Latham, New York (the “Original Agreement”);

            WHEREAS, by letter agreements dated February 22, 2013 and March 4, 2013 the parties agreed to modify the Original Agreement to extend the initial Due Diligence Period to March 4, 2013 and March 11, 2013, respectively; and

WHEREAS, the parties desire to further modify the Original Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Purchaser/Lessor and Seller/Lessee agree to further modify the Original Agreement as follows:

1.      All capitalized terms used and not otherwise defined herein shall have the same meaning as in the Original Agreement.

2.      Section 2, entitled Purchase Price, is modified as follows:

a.      The number “$1,500,000” in Section 2(b) is changed to “$1,750,000”; and

b.      The number “$2,975,000” in Section 2(c) is changed to “$2,725,000”.

3.      Section 6, entitled Master Lease, is modified as follows:

a.   The 1st sentence of Section 6(d) is hereby deleted and replaced with the following:

“Seller/Lessee shall deliver at the Closing two Letters of Credit from Silicon Valley Bank: one payable in the amount of Five Hundred Thousand Dollars ($500,000) (when referred to individually, “LOC-1”) and the other in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (when referred to individually, “LOC-2”). (LOC-1 and LOC-2 shall be collectively referred to as the “Letter of Credit”); and

b.   A new sentence is added at the end of Section 6(d) as follows:

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To the extent that Purchaser/Lessor exercises its rights with respect to any or all of the Take-Back Areas and enters into a lease with a third party, the effect of which will reduce the area occupied by Seller/Lessee as provided for in the Master Lease by at least 18,000 square feet, LOC-2 shall be automatically terminated as of the date that all contingencies to such third party’s obligations to occupy such space other than those which are within the sole control of Purchaser/Lessor, have been satisfied or waived (such date is the “LOC-2 Release Date”).  Upon the LOC-2 Release Date, Purchaser/Lessor shall promptly instruct the LOC-2 issuer to terminate the LOC-2.

4.      Section 7, entitled Operating Agreement, is modified as follows:

a.       In the first sentence of Section 7.2(a);

                                                                         i.      The number “$1,500,000” is changed to “$1,750,000”; and

                                                                        ii.      The number “$11,861.91” is changed to “13,838.89”.

5.       Exhibit D, the form of Master Lease, is modified as follows:

a.    The first sentence of Section 6, entitled Letter of Credit, is hereby deleted and replaced with the following:

“Tenant shall deliver contemporaneous with and as a condition to the effectiveness of this Lease, 2 irrevocable standing clean sight letters of credit from Silicon Valley Bank,  each payable to Landlord: one in the amount of $500,000 (when referred to individually, “LOC-1”) and the other in the amount of $250,000 (when referred to individually, “LOC-2”). (LOC-1 and LOC-2 shall be collectively referred to as the “Letter of Credit”);

b.   The references to “Letter of Credit” in the existing last 2 sentences of Section 6 are changed to “LOC-1”, it being the intent of the parties that the banking covenants provisions shall apply to LOC-1, not to LOC-2;

c.   A new sentence is to be added at the end of Section 6 as follows:

To the extent that Landlord exercises any or all of its rights pursuant to Section 18B and enters into a lease with a third party , the effect of which will reduce the area occupied by Tenant by at least 18,000 square feet, LOC-2 shall be automatically terminated as of the date that all contingencies to such third party’s obligations to occupy such space other than those which are within the sole control of Landlord, have been satisfied or waived (such date is the “LOC-2 Release Date”).  Upon the LOC-2 Release Date, Landlord shall promptly instruct the LOC-2 issuer to terminate the LOC-2;

d.   the definition of “Environmental Laws” in the second sentence of Section 19-C is hereby deleted and replaced with the following:

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“Environmental Laws” means all federal, state and local laws, regulations, ordinances or requirements (including consent decrees and administrative orders) pertaining to: (i) the regulation of Hazardous Materials, now or hereafter existing, including, without limitation, CERCLA, TSCA, RCRA and the New York State Environmental Conservation Law; and (ii) the protection of the environment and public health, including, without limitation, the regulation of watercourses, streams, wetlands and floodplains;

e.   a new sentence is added at the end of Section 19.C as follows:

Without limiting the generality of the foregoing, Tenant’s indemnity obligation shall (i) apply to all past, present and future presence or suspected presence of Hazardous Materials and all past, present and future noncompliance with Environmental Laws, provided however that it shall not apply to the future discharge or placement of Hazardous Materials at the Property by other tenants or occupants or to any future noncompliance with Environmental Law by other tenants or occupants, and (ii) include, without limitation, costs to cure or otherwise remedy any such presence, suspected presence or noncompliance to the satisfaction of governing regulatory agencies, reasonable attorney’s and other professional fees, and penalties, fines and the like.  All such costs shall be recoverable by Landlord as additional rent;

f.    the first sentence of Section 33, entitled Surrender of Premises, is modified as follows:

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(i) the following shall be added to the end of the 1st sentence:

, provided however that that none of the equipment or materials associated with the hydrogen storage, transmission and delivery system shall constitute a Fixture for any purpose.

g.   Section 18(B) is modified as follows:

(i)   a new subsection 6 is added as follows:

6.   Whether or not the Honda Garage is made part of the Excess Land, Tenant shall have the right to continue to use and occupy same, provided however that Landlord shall have the right to terminate such use and occupancy at any time by giving written notice to Tenant to vacate, in which case Tenant shall vacate within 6 months after such date of receipt of notice and upon vacatur, Landlord shall pay to Tenant $10,000.

6.       Section 4, entitled Conditions Precedent to Closing, is modified as follows:

a. The definition of “Environmental Laws” in the second sentence of Section 4(f) is deleted and replaced with the following:

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“Environmental Laws” means all federal, state and local laws, regulations, ordinances or requirements (including consent decrees and administrative orders) pertaining to: (i) the regulation of Hazardous Materials, now or hereafter existing, including, without limitation, CERCLA, TSCA, RCRA and the New York State Environmental Conservation Law; and (ii) the protection of the environment and public health, including, without limitation, the regulation of watercourses, streams, wetlands and floodplains.

7.        Section 20, entitled Indemnification, is modified as follows:

a.   A new sentence is added between the first and last sentence as follows:

Without limiting the generality of the foregoing, Seller/Lessee’s indemnity obligation shall (i) apply to all past, present and future presence or suspected presence of Hazardous Materials and all past, present and future noncompliance with Environmental Laws, provided however that it shall not apply to the future discharge or placement of Hazardous Materials at the Property by other tenants or occupants or to any future noncompliance with Environmental Law by other tenants or occupants, and (ii) include, without limitation, costs to cure or otherwise remedy any such presence, suspected presence or noncompliance to the satisfaction of governing regulatory agencies, reasonable attorney’s and other professional fees, and penalties, fines and the like.

8.       The parties acknowledge that Seller/Lessee has waived its right to receive the earnest money deposit upon execution of the Original Agreement as provided for in Section 2(a) of the Original Agreement, it being agreed such amount shall be added to the amount payable at the Closing.

9.       Section 1.2, entitled Fixtures, is modified as follows:

a.   the second sentence is deleted and replaced by the following:

      Fixtures include, but are not limited to, those identified in Exhibit B, provided however that Fixtures do not include any part of the hydrogen storage, transmission and delivery system now or hereafter existing at the Property.

10.    The initial Due Diligence Period provided for in Section 9, which currently expires on March 11, 2013, shall be extended to March 18, 2013.

11.    This amendment to the Original Agreement and the February 22, 2013 and March 4, 2013 letter agreement modifications have been duly authorized by the Board of Directors of Seller/Lessee.  The individual executing this amendment has been duly authorized to execute and deliver same, and it is binding on Seller/Lessee.

12.    Except to the extent modified herein, the Original Agreement and the February 22, 2013 and the March 4, 2013 letter agreement modifications, are unchanged and remain in full force and effect.

13.    The Seller may, at their election, issue a credit against the Purchase Price of One Hundred Fifty Thousand Dollars ($150,000) to Purchaser in lieu of issuing the shares of stock to Purchaser required in paragraph 3(c) of the Purchase and Sale Agreement.

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            IN WITNESS WHEREOF, the parties hereto have caused this further modification to the Original Agreement to be duly executed as of the day and year set forth below.